AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Agreement") is made as of the 10th day of May, 2000 by and between ICG Communications, Inc. ("Employer" or the "Company") and Carla J. Wolin ("Employee").

                                    RECITALS

      WHEREAS, the Company and Employee previously entered into that certain Employment Agreement dated as of July 1, 1999, as amended August 22, 1999 ("Employment Agreement");

      WHEREAS, the parties desire to amend certain of the terms of the Employment Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. Section 3.1. Section 3.1 shall be amended to delete Section 3.1 in its entirety and insert the following in its place:

      The Company shall pay Employee during the Term of this Agreement an annual base salary, payable bi-weekly. The annual base salary will initially be Two Hundred Sixty Thousand and no/100 Dollars ($260,000.00).

2. Section 3.2. The last sentence of Section 3.2 shall be amended to read as follows: "Employee's annual bonus is established at 60% of annual base salary if all objectives and goals are met."

3. Section 4. The first two sentences of Section 4 shall be amended to read as follows: "The initial term of this Agreement will be for two (2) years commencing as of the date hereof ("Term"). From the date hereof, this Agreement will automatically renew from month-to-month such that there will always be two (2) years remaining in the Term, unless and until either party shall give at least sixty (60) days notice to the other of her or its desire to terminate the Agreement (in such case, the Term shall end upon the date indicated in such notice)."

4. Section 5.4. Section 5.4 is hereby amended to add subsections (iv) and (v) which shall read as follows:

     (iv)   any   material   reduction   in   Employee's   positions,    duties,
     responsibilities, powers or reporting relationships; and

      (v) subsequent to the occurrence of a Change of Control of the Company, any requirement to relocate to another city, state or country.

5. Section 5.6. Section 5.6 shall be amended to delete Section 5.6 in its entirety and insert the following in its place:

      If this Agreement is terminated by the Company under Section 4 or Section 5.3, the Company shall pay Employee a termination fee in an amount equal to two (2) times the aggregate amount of her annual base salary plus her targeted annual bonus plus the annual value of her benefits and perquisites. Such termination fee will be paid in a lump sum within fifteen (15) days from the date of termination. If this Agreement is terminated by Employee under Section 5.4, the Company will pay Employee a termination fee equal to one (1) times the aggregate amount of her annual base salary plus her targeted annual bonus plus the annual value of her benefits and perquisites. Such termination fee will be paid in a lump sum within fifteen (15) days from the date of termination. In addition, if the Company terminates this Agreement under Section 4 or Employee terminates this Agreement under Section 5.3 or Section 5.4, all options to purchase shares of the Company and/or stock awards that have been granted to Employee, but not yet vested, will immediately vest on the date of termination and Employee will be entitled to exercise all options held by the Employee for a period of six (6) months after the date of termination in accordance with the plans and agreements relating to such options.

6.   Section 5.7. A new Section 5.7 shall be added which shall read as follows:

     The Company shall be responsible for any gross-up payment required to off-set any excise taxes placed on Employee if any payments made to Employee under this Section 5 are considered "parachute payments" within the meaning of Section 280g of the Internal Revenue Code.

7. Other Terms and Conditions. All other terms and conditions of the Employment Agreement shall remain in full force and effect, as if fully stated herein.

8. Capitalized Terms. Capitalized and defined terms shall have the same meaning as that accorded them in the Employment Agreement, unless the context requires otherwise.

9. Conflict. If there are any conflicting terms or conditions between the terms and conditions of this Amendment and the terms and conditions of the Employment Agreement, the terms and conditions of the Amendment shall control.

      IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of the date first written above.

                                    ICG COMMUNICATIONS, INC.



                                                --------------------------
                                    Name:      /s/ William S. Beans, Jr.
                                                --------------------------
                                    Title:      President & COO
                                                --------------------------



                                                /s/ Carla J. Wolin
                                                --------------------------
                                                 Carla J. Wolin